Exhibit 99.1

Updated Financial Information

We are in the process of finalizing our results for the year ended and as of December 31, 2019. These preliminary results represent our estimates which are based only on currently available information and do not present all necessary information for an understanding of our financial condition as of December 31, 2019 or our results of operations for the year ended December 31, 2019. This financial information has been prepared by and is the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary financial data or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. We expect to complete our audited financial statements for the year ended December 31, 2019 subsequent to the completion of this offering. While we are currently unaware of any items that would require us to make adjustments to the financial information set forth below, it is possible that we or our independent registered public accounting firm may identify such items as we complete our audited financial statements and any resulting changes could be material. Accordingly, undue reliance should not be placed on these preliminary estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together with “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and our consolidated financial statements and related notes incorporated by reference in the Preliminary Prospectus Supplement to the Company’s shelf registration statement on Form S-3 (File No. 333-235775).

(in thousands)	Year Ended December 31, 2019
Research and development expense	7,873
December 31, 2019
Cash and cash equivalents	3,883
Marketable securities	3,995
Total cash and cash equivalents and marketable securities	7,878